Exhibit 99(a)

[Oxford Health Plans Logo]

Oxford Health Plans Increases Share Repurchase Authority

and Declares Quarterly Cash Dividend

Trumbull, CT, October 28, 2003 — Oxford Health Plans, Inc. (NYSE: OHP) announced that its Board of Directors has increased the Company’s share repurchase program by an additional $250 million through December 31, 2004. The Board of Directors also approved the payment of a quarterly cash dividend of 10 cents per share. The dividend will be payable on January 27, 2004, to shareholders of record as of January 12, 2004.

“Our business strategies have resulted in a strong market position and consistently solid cash flows. The initiation of a cash dividend and the expansion of the Company’s stock repurchase program reflect our commitment to deliver value to our shareholders as well as our confidence in Oxford’s financial strength and future,” said Charles G. Berg, Oxford’s CEO and President.

The Company will fund the dividend and the repurchase program from free cash flow and believes that such funding will have no significant impact on the Company’s ability to execute its long-term growth strategy. During its repurchase program, the Company does not anticipate decreasing the parent company’s liquidity below $100 million. Stock purchases may be made from time to time at prevailing prices in the open market, by block purchase, or in private transactions. The Company has approximately 81 million shares outstanding as of September 30, 2003. Including today’s increase of $250 million in repurchase authority, the Company has approximately $259.6 million of remaining authority under its repurchase program.

About Oxford

Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals primarily in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford’s services include traditional health maintenance organizations, point-of-service plans, Medicare plans and third party administration of employer-funded benefits plans. More information about Oxford Health Plans, Inc. is available at www.oxfordhealth.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements concerning the Company’s strategy, financial strength, future share repurchases or dividends, funding of the quarterly cash dividend and share repurchase program, impact of dividend payments and share repurchases on the Company’s long-term growth prospects and liquidity, and other statements contained herein regarding matters that are not historical facts, are forward-looking statements as defined in the Securities Exchange Act of 1934; and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

•	Changes in federal or state regulation relating to health care and health benefit plans, including proposed patient protection legislation and mandated benefits.

•	The state of the economy.

•	Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans and new drugs and technologies.

•	Competitive pressure on the pricing of the Company’s products, including acceptance of premium rate increases by the Company’s commercial groups.

•	Higher than expected administrative costs in operating the Company’s business and the cost and impact on service of changing technologies.

•	The ability of the Company to maintain risk transfer, risk sharing, incentive and other provider arrangements and the resolution of existing and future disputes over the reconciliations and performance under such arrangements.

•	Any changes in the Company’s estimates of its medical costs and expected cost trends.

•	The impact of future developments in various litigation including the periodic examination, investigation and review of the Company by various federal and state authorities.

•	The Company’s ability to renew existing members and attract new members.

•	The Company’s ability to develop processes and systems to support its operations and any future growth and administer new health care benefit designs.

•	Any future acts or threats of terrorism or war.

•	Those factors included in the discussion under the caption “Cautionary Statement Regarding Forward-Looking Statements” in Part I, Item 1, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and Part I, Item 2, of the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003.

Investor Contacts:	Media Contact:
Gary Frazier	Maria Gordon-Shydlo
(203) 459-7331	(203) 459-7674
Jon Green
(203) 459-6674